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                                                                    Exhibit 11.1





                        COMPUTATION OF EARNINGS PER SHARE



                                                             March 31,           March 31,
                                                               1996                1997
                                                            -----------         ----------
Net income (loss) ..................................        $  (742,788)        $2,608,385
                                                            ===========         ==========
Weighted average shares outstanding ................          7,161,298          7,334,122
Number of shares calculated using the treasury stock
   method in accordance with APB15 .................            607,051            408,723
                                                            -----------         ----------
Total weighted average shares outstanding ..........          7,768,349          7,742,845
                                                            ===========         ==========
EARNINGS PER SHARE (LOSS) ..........................        $      (.10)        $     0.34
                                                            ===========         ==========